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                                                                     Exhibit 11

                               ROCK-TENN COMPANY
                       COMPUTATION OF PER SHARE EARNINGS
                                  (Unaudited)
                     (In Thousands, Except Per Share Data)

                                                           Three Months Ended    Nine Months Ended
                                                           June 30,   June 30,   June 30,  June 30,
                                                           1997          1996    1997         1996
--------------------------------------------------------------------------------------------------
PRIMARY EARNINGS PER SHARE
Net income                                                 $ 6,212   $13,525     $ 6,420   $37,577
                                                           =======   =======     =======   =======

Average common shares outstanding                           33,357    33,257      33,265    33,204

Average common shares outstanding including
   common equivalent shares                                 34,085    34,121      34,102    34,007

Primary earnings per common share                          $  0.19   $  0.41     $  0.19   $  1.13

Primary earnings per common and
   common equivalent share                                 $  0.18   $  0.40     $  0.19   $  1.10
                                                           =======   =======     =======   =======



FULLY DILUTED EARNINGS PER SHARE

Net income                                                 $ 6,212   $13,525     $ 6,420   $37,577
                                                           =======   =======     =======   =======

Average common shares outstanding                           33,357    33,257      33,265    33,204

Average common shares outstanding including
     common equivalent shares                               34,152    34,159      34,102    34,116

Fully diluted earnings per common share                    $  0.19   $  0.41     $  0.19   $  1.13

Fully diluted earnings per common and
     common equivalent share                               $  0.18   $  0.40     $  0.19   $  1.10
                                                           =======   =======     =======   =======


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